E92R MAP 1

Element92 Resources Corp. Location of Claims


2 See Map 2
H - Huddersfield Claims
C - Clapham Claims
31K7
31K8
31K1
31K2
31G14
31G13
31F16
31F15
31G12
31F9
31F10
31G5
31F8
31F7
31G4
31F6
31F2
H
C
2
Otter Lake
Fort-Coulonge
Campbell's Bay
Bryson
Shawville
Quyon
Constance Bay
Fitzroy Harbour
Braeside
Arnprior
Renfrew
Douglas
Cobden
White Lake
Pakenham
Almonte
Calabogie
Carp
Kanata
Stittsville
Richmond
North Gower
Manotick
Aylmer
Ottawa
Gatineau
Luskville
Wakefield
Sainte-Cécile-de-Masham
Low
Perkins
Gracefield
Bouchette
Foresters Falls

E92R MAP 2

Element92 Resources Corp.

3 See Map 3 - Location: Huddersfield Claims

4 See Map 4 - Location: Clapham Claims



3
4
Jim Lake
Sandy Creek
Kiukeville
Dépôt-Davidson
Otter Lake
Laurent
Leclair
Bell Mount
Devonshire Park
Waltham
Davidson
Fort-Coulonge
Charles-Lynch Place
Harney's Corner
Creemore
Leach Lake
Rooney
Thorneby
La Passe
Vinton
Greer Mount
Thorne
Goldwin
Westmeath
Ryan's Corner
Freshwater
Litchfield
Pleasant Valley
Rivière-Barry
Westmeath Provincial Park
Dunraven
Campbell's Bay
Le Faubourg
North Clarendon
Rocher Fendu
Île du Grand Calumet
Tancredia
The Glen
Morehead
Lawn
Perretton
Finchley
Beachburg
Ledgerwoods Corner
Grants Settlement

E92R MAP 3

Element92 Resources Corp.

8 CLAIMS HUDDERSFIELD TOWNSHIP


76°36'50"
73
74
75
76
77
35'
78
°59'
45
Lac McKay
Lac Mud
Lac Gordon
Lac Wille-Angus
950
1100
900
Trois
Lacs

E92R MAP 4

Element92 Resources Corp.

6 CLAIMS CLAPHAM TOWNSHIP



76°30'00"
45°56'00"
84
85
86
87
88
89
90